Exhibit 5.1
August 28, 2013

Board of Directors Heartland Financial USA, Inc. 1398 Central Avenue Dubuque, Iowa 52001
Re:Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Heartland Financial USA, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by the Company from time to time of (i) its common stock, par value $1.00 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Warrants”); and (iii) units consisting of Common Shares and Warrants, offered and sold together (“Units”) for an aggregate initial offering price of up to $75,000,000 (or the equivalent in foreign currencies, currency units or composite currencies). The Common Stock, Warrants and Units are herein collectively referred to as the “Securities.”
We have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.
Based on the foregoing, we are of the opinion that:
1.The Company has the authority pursuant to its Restated Certificate of Incorporation, amended (the “Certificate of Incorporation”) to issue up to 25,000,000 shares of Common Stock. Upon adoption by the Company's Board of Directors (the “Board”) or a duly constituted and empowered committee thereof (a “Committee”) of resolutions in sufficient form and content under the Delaware General Corporation Law (the “DGCL”), as then in effect, and the Company's Certificate of Incorporation and its Bylaws (the “Bylaws”), as then in effect, to authorize a particular issuance of Common Stock and upon the issuance and delivery of and payment for such Common Stock in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Common Stock will be validly issued, fully paid and nonassessable.

2.When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the DGCL, as then in effect, and the Company's Certificate of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Warrants, (b) a warrant agency agreement for the Warrants has been duly authorized, executed and delivered by the Company and the warrant agent and (c) the instruments representing such Warrants have been duly authenticated by the warrant agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the warrant agency agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute binding obligations of the Company.
3.When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the DGCL, as then in effect, and the Company's Certificate of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Units, (b) all actions described in paragraphs 1 and 2 above, as the case may be, have been taken with respect to the other Securities constituting a part of such Units, (c) an agreement for the applicable Units has been duly authorized, executed and delivered by the Company and a purchaser of such Units or an agent for the purchasers, as the case may be, and (d) the instruments representing such Units have been duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the applicable unit agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute binding obligations of the Company.
The opinions set forth above are subject to the following qualifications and exceptions:
(a)Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors' rights.
(b)Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).
(c)Our opinions stated above are subject to limitations regarding the availability of indemnification and contribution where such indemnification and contribution may be limited by applicable law or the application of principles of public policy.
(d)In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the Resolutions and any other applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act of 1933, as amended (the “Securities Act”), and will be effective at such time, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein

(as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) none of the particular terms of a series of Securities will violate any applicable law, (vi) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Certificate of Incorporation or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (vii) with respect to the issuance of Common Stock, the Company has a sufficient number of shares of Common Stock authorized under its Certificate of Incorporation as then in effect and (viii) with respect to the issuance of any Securities that are exchangeable or convertible into Common Stock, the Company has a sufficient number of shares of Common Stock issuable on exchange or conversion of such Securities authorized under its Certificate of Incorporation as then in effect.
(e)We express no opinion as to the enforceability of (i) provisions that relate to choice of law, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person's or entity's negligence or willful misconduct.
(f)We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.
Our opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dorsey & Whitney LLP